EXHIBIT 8.10(g)

Amendment No. 6 to

Third-Party Insurance Administrative Services Agreement

This Amendment No. 6 (this “Amendment”), effective as of May 15, 2009, following receipt of approval from the Illinois Department of Insurance, (the “Effective Date”), modifies certain terms of the Insurance Administrative Services Agreement dated September 7, 2004 as amended (the “Agreement”), by and between Kemper Investors Life Insurance Company (“Client”), and IBM Business Transformation Outsourcing Insurance Services Corporation, (“IIOS”), a South Carolina corporation with its principal place of business at 2000 Wade Hampton Boulevard, Greenville, South Carolina 29615.

Except as specifically modified in this Amendment, all terms of the Agreement (as amended) shall remain in full force and effect. Any capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Agreement. This Amendment may be executed in counterparts.

For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.	The Term of this Amendment shall be conterminous with the Agreement, as may be extended or amended by its terms.

2.	Change in Global Advantage Services Starting Date. Amendment No. 5, Section 1, “Services Start Date” is hereby amended as follows (additions in bold, deletions in ~~strikethrough~~):

“The Services Starting Date for the Global Advantage Services shall be ~~August 4, 2008~~October 6, 2008 (the “Global Advantage Services Starting Date”).

3.	Amended Exhibit 3.4.2. As of the Effective Date of this Amendment No. 6, Exhibit 3.4.2 “Persons Authorized to Approve Additional Services for Customer”, shall be deleted in its entirety and replaced with the attached Exhibit 3.4.2, incorporated herein.

Kemper Amendment No. 6	Page 1 of 3

By the signatures of their authorized representatives, the Parties agree to the terms of this Amendment as of the Effective Date, regardless of when signed:

KEMPER INVESTORS LIFE INSURANCE COMPANY	IBM BUSINESS TRANSFORMATION OUTSOURCING INSURANCE SERVICES CORPORATION

/s/ Diane C. Davis	/s/ Philip C. Ratcliff
Signature	Signature

Diane C. Davis	Philip C. Ratcliff
Print Name	Print Name

Vice President Strategic Execution	VP & Treasurer
Title	Title

May 21, 2009	May 26, 2009
Date	Date

Kemper Amendment No. 6	Page 2 of 3

EXHIBIT 3.4.2

Persons Authorized To Approve Additional Services for Customer

Customer’s President

Customer’s CEO

Customer’s COO

Customer’s CFO

Customer’s Operations Manager

Customer’s Vice President of Strategic Execution

Kemper Amendment No. 6	Page 3 of 3